EXHIBIT 99.1

August 4, 2006

CONTACT:

S. Colin Neill
Chief Financial Officer
Axonyx Inc., New York
(212) 645-7704
www.axonyx.com

AXONYX RECEIVES NOTICE RELATED TO NASDAQ MINIMUM BID PRICE RULE

New York, NY – August 4, 2006 – Axonyx Inc. (NASDAQ: AXYX), a U.S.-based biopharmaceutical company, today announced that it received notice on August 2, 2006 from The Nasdaq Stock Market, Inc. that the minimum bid price of its common stock had fallen below $1.00 for 30 consecutive business days and that Axonyx was therefore not in compliance with Nasdaq Marketplace Rule 4310(c)(4).

In accordance with the Nasdaq Marketplace Rules, Axonyx has until January 29, 2007, (180 calendar days from August 2, 2006) to regain compliance.

Axonyx can regain compliance with the minimum bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of ten consecutive business days during the initial 180-day period, although Nasdaq may, in its discretion, require Axonyx to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that Axonyx has demonstrated the ability to maintain long-term compliance. If compliance is not achieved by January 29, 2007, Axonyx will be eligible for an additional 180-day compliance period if it meets the Nasdaq Capital Market initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c) other than the minimum bid price requirement. If Axonyx is not eligible for an additional compliance period, or does not regain compliance during any additional compliance period, NASDAQ will provide written notice to Axonyx that its securities will be delisted. At such time, Axonyx would be able to appeal the delisting determination to a Nasdaq Listing Qualifications Panel.

On June 8, 2006, Axonyx announced that it had entered into a definitive merger agreement with TorreyPines Therapeutics, Inc., a private company. The merger would create a biopharmaceutical company that discovers and develops treatments for central nervous system (CNS) disorders. The resulting company will be named TorreyPines Therapeutics, Inc. and be headquartered in San Diego, California. The merger is expected to close during the fourth quarter of this year. Upon closing, shares of the combined company are expected to trade on the Nasdaq Stock Market for which the parties have reserved the symbol “TPTX”. On July 25, 2006 Axonyx filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) which provides additional information about the merger.

As disclosed in the Form S-4, which has not yet been declared effective by the SEC, Axonyx intends to apply for listing of the combined company’s shares on the Nasdaq Global Market. Axonyx will be subject to the Nasdaq reverse merger rules and therefore will be required to meet the initial listing standards for the Nasdaq Global Market.

Axonyx will hold an annual meeting, for which the date and time have not yet been announced, at which Axonyx stockholders will be asked to approve the issuance of Axonyx common stock and warrants to purchase Axonyx common stock in connection with the merger, and the resulting change in control of Axonyx. At the annual meeting Axonyx stockholders will also be asked to approve a number of other proposals in connection with the merger, including an amendment to Axonyx’s articles of incorporation affecting a reverse stock split of the issued shares of Axonyx common stock, at a ratio within the range of 5:1 to 10:1. If the reverse stock split is approved by Axonyx shareholders, upon the effectiveness of the amendment to Axonyx’s articles of incorporation effecting the reverse stock split, or the split effective time, the issued shares of Axonyx common stock immediately prior to the split effective time will be reclassified into a smaller number of shares such that an Axonyx shareholder will own one new share of Axonyx common stock for each 5 to 10 shares of issued common stock held by that stockholder immediately prior to the split effective time, the exact split ratio within the 5:1 to 10:1 range to be determined by the Axonyx board of directors prior to the split effective time and to be publicly announced by Axonyx.

The approval of the reverse stock split by the Axonyx shareholders is a condition to Axonyx’s and TorreyPines’ obligation to complete the merger. In addition, because Axonyx does not currently have enough authorized shares of its common stock available for issuance to pay the aggregate merger consideration to TorreyPines’ stockholders, the reverse stock split is necessary in order to consummate the merger.

It is expected that the merger and the reverse stock split will allow Axonyx to regain compliance with the NASDAQ listing rules.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Axonyx and TorreyPines Therapeutics intend to file relevant materials with the Securities and Exchange Commission (SEC), and have filed a registration statement on Form S-4 that contains a preliminary prospectus and a joint proxy statement, which has not been declared effective. Investors and security holders of Axonyx and TorreyPines Therapeutics are urged to read these materials as they become available because they will contain important information about Axonyx, TorreyPines Therapeutics and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Axonyx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Axonyx by directing a written request to: Axonyx, 500 Seventh Avenue, 10th Floor, New York, NY 10018, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Axonyx and its directors and executive officers and TorreyPines Therapeutics and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Axonyx in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Axonyx is also included in Axonyx’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 16, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Axonyx at the address described above.

About Axonyx

Axonyx Inc. is a U.S.-based biopharmaceutical company engaged in the acquisition and development of proprietary pharmaceutical compounds for the treatment of CNS disorders. Axonyx currently has three compounds in development for Alzheimer’s disease, namely Phenserine - a potential symptomatic and disease progression treatment of mild to moderate Alzheimer’s disease (AD), Posiphen™ - a potential disease progression treatment for AD now in Phase I, and BisNorCymserine (BNC) - a potential symptomatic treatment of severe AD now in pre-Investigational New Drug (IND) stage. Additional information can be found at www.axonyx.com.

About TorreyPines Therapeutics

TorreyPines Therapeutics, Inc. is a biopharmaceutical company that discovers and develops small molecule drugs to treat diseases and disorders of the central nervous system. Led by an accomplished management team, TorreyPines is leveraging novel drug targets and technologies to deliver new therapies for migraine, chronic pain, including neuropathic pain, and Alzheimer’s disease. Its therapies are intended to offer advantages over current therapies. On June 8, 2006, TorreyPines announced that it had entered into a definitive merger agreement with Axonyx Inc. (Nasdaq: AXYX). The resulting company will be named TorreyPines Therapeutics, Inc. and be headquartered in San Diego. Further information is available at www.torreypinestherapeutics.com.

This press release contains forward-looking statements or predictions, including statements regarding the potential closing of the proposed merger between Axonyx and TorreyPines Therapeutics and the combined company resulting from the merger.

Actual results may differ materially from the above forward-looking statements due to a number of important factors, including the possibility that the proposed merger may not ultimately close for any of a number of reasons, including, but not limited to, Axonyx not obtaining shareholder approval of the issuance of shares and warrants in the merger, the change in control resulting from the merger or the reverse split of Axonyx common stock; TorreyPines Therapeutics not obtaining shareholder approval of the merger, the possibility that Nasdaq will not approve the listing of the combined company’s shares for trading on the Nasdaq Stock Market or that the combined company will not be able to meet the continued listing requirements after the closing of the merger; that Axonyx and TorreyPines Therapeutics will forego business opportunities while the merger is pending; that prior to the closing of the proposed transaction, the businesses of the companies, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Axonyx and TorreyPines Therapeutics may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the merger.

Risks and uncertainties that could materially affect Axonyx are described in the documents Axonyx files from time to time with the SEC, including Axonyx’s annual report on Form 10-K and the proxy statement/prospectus filed in connection with the proposed merger. Neither Axonyx nor TorreyPines Therapeutics undertakes any obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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